UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2014

Ellington Residential Mortgage REIT
(Exact name of registrant specified in its charter)

Maryland	001-35896	46-0687599
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 698-1200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 17, 2014, Ellington Residential Mortgage REIT (the "Company"), for itself and on behalf of each of the Company's current and future subsidiaries, and Ellington Residential Mortgage Management LLC (the "Manager") entered into the Third Amended and Restated Management Agreement (the "Amended Management Agreement"). The Amended Management Agreement was amended solely to revise the definition of "Shareholders' Equity" set forth therein. The Amended Management Agreement, which amends, restates and supersedes in all respects that certain Second Amended and Restated Management Agreement between the Company and the Manager, dated as of March 13, 2014, will become effective on January 1, 2015.

A copy of the Amended Management Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.    Description
10.1        Third Amended and Restated Management Agreement, by and between the Company and Ellington
Residential Mortgage Management LLC, dated as of December 17, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON RESIDENTIAL MORTGAGE REIT

Dated: December 17, 2014	By:	/s/ Jason Frank
Jason Frank
Secretary